CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form N-1a of our report dated June 29, 2022, relating to the financial statements and financial highlights of the Emerging Markets Great Consumer Fund, a series of Mirae Asset Discovery Funds, for the year ended April 30, 2022, and to the reference to our firm under the heading “Financial Highlights” in the Prospectus.

COHEN & COMPANY, LTD.
Cleveland, Ohio
December 14, 2022